AEP Reports Strong 2011 Third-Quarter Earnings, Tightens Full-Year Ongoing Earnings Guidance Range

COLUMBUS, Ohio, Oct. 26, 2011 /PRNewswire/ --

  Third-quarter earnings $1.93 per share GAAP and $1.17 per share ongoing
  Company tightens 2011 ongoing earnings guidance range to between $3.07 and $3.17 per share
  Weather increases demand, but company also sees continued improvement in industrial volume

AMERICAN ELECTRIC POWER Preliminary, unaudited results
	3rd quarter ended Sept. 30			Nine months ended Sept. 30
	2011	2010	Variance	2011	2010	Variance
Revenue ($ in billions)	4.3	4.1	0.2	11.7	11.0	0.7
Earnings ($ in millions):
GAAP	928	555	373	1,633	1,035	598
Ongoing	566	552	14	1,310	1,272	38
EPS ($):
GAAP	1.93	1.16	0.77	3.39	2.16	1.23
Ongoing	1.17	1.15	0.02	2.72	2.65	0.07
EPS based on 482mm shares in Q3 2011, 480mm in Q3 2010, 482mm in 9 mo. 2011 and 479mm in 9 mo. 2010

American Electric Power (NYSE: AEP) today reported 2011 third-quarter earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $928 million or $1.93 per share, compared with $555 million or $1.16 per share for third-quarter 2010.

Ongoing earnings (earnings excluding special items) for third-quarter 2011 were $566 million or $1.17 per share, compared with $552 million or $1.15 per share in third-quarter 2010.

GAAP earnings for the third quarter were $362 million higher than ongoing earnings as a result of a Texas Supreme Court decision resulting in a $425 million net-of-tax favorable adjustment related to recovery of stranded costs in Texas, offset by a $31 million net-of-tax loss related to the impairment of Sporn Plant Unit 5, a $27 million net-of-tax loss on the Muskingum River Plant Unit 5 suspended scrubber project and a $5 million net-of-tax loss associated with an agreement in a proposed settlement in Ohio not to pursue recovery of the Ohio-allocated costs of the Mountaineer Plant carbon capture and storage project.

Year-to-date GAAP earnings were $323 million higher than ongoing earnings because of the third-quarter items discussed above and adjustments made in first-quarter 2011.

A full reconciliation of GAAP earnings with ongoing earnings for the quarter and year to date is included in tables at the end of this news release.

"We had solid financial performance in the third quarter, with load created by warmer-than-normal weather," said Michael G. Morris, AEP's chairman and chief executive officer. "The historic heat in the West and periods of extremely hot weather in the East stressed the nation's power system, but AEP's generation and wires – and our men and women who maintain them – were up to the challenge.

"We had several positive developments in the quarter," Morris said. "The Texas Supreme Court ruled in our favor in our appeal of state regulatory decisions regarding the recovery of stranded costs associated with the transition to retail competition. The court required the Public Utility Commission of Texas to use actual capacity auction prices, which is what we had used in our original filing a decade ago. We expect to receive the cash associated with this decision in first-quarter 2012.

"We also reached a settlement agreement in Ohio with a majority of parties involved in several cases before the Public Utilities Commission of Ohio," Morris said. "The settlement still must be approved by the commission. Once approved, it will provide us with regulatory certainty to allow us to effectively manage our Ohio business."

Morris noted that the company continues to see improvement in the economy.

"Industrial volume is up 5 percent for the quarter and year, based primarily on increased production by our metals customers and refiners," Morris said. "We see this as a positive sign for the economy as a whole."

The AEP Board of Directors approved a 2.2 percent increase in the company's quarterly dividend yesterday, setting the quarterly dividend at $0.47 per share.

"Our investors receive a significant portion of their investment return through the quarterly dividend," Morris said. "The board, when declaring our 406th consecutive quarterly dividend, increased the dividend given our continued solid operating performance, strong balance sheet and confidence in outlook."

The company also announced yesterday that it is redeeming all outstanding shares of preferred stock of AEP's utility subsidiaries.

EARNINGS GUIDANCE

AEP tightened its ongoing earnings guidance range for 2011 to between $3.07 and $3.17 per share from the previous guidance range of between $3.00 and $3.20 per share. In providing ongoing earnings guidance, there could be differences between ongoing earnings and GAAP earnings for matters such as, but not limited to, divestitures or changes in accounting principles. AEP management is not able to estimate the impact, if any, on GAAP earnings of these items. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.

SUMMARY ONGOING RESULTS BY SEGMENT $ in millions except EPS
	Q3 11	Q3 10	Variance	9 mo. 11	9 mo. 10	Variance
Utility Operations	551	534	17	1,299	1,244	55
Ongoing EPS	1.14	1.12	0.02	2.70	2.60	0.10
AEP River Operations	17	15	2	23	19	4
Ongoing EPS	0.03	0.03	0.00	0.05	0.04	0.01
Generation and Marketing	8	0	8	20	17	3
Ongoing EPS	0.02	0.00	0.02	0.04	0.03	0.01
All Other	(10)	3	(13)	(32)	(8)	(24)
Ongoing EPS	(0.02)	0.00	(0.02)	(0.07)	(0.02)	(0.05)
Ongoing Earnings	566	552	14	1,310	1,272	38
Ongoing EPS	1.17	1.15	0.02	2.72	2.65	0.07
EPS based on 482mm shares in Q3 2011, 480mm in Q3 2010, 482mm in 9 mo. 2011 and 479mm in 9 mo. 2010

Ongoing earnings from Utility Operations increased by $17 million during third-quarter 2011 compared with third-quarter 2010. This reflects the continuing favorable impact of rate changes and continued favorable weather, offset by the disallowance of Provider of Last Resort (POLR) revenues by the Public Utilities Commission of Ohio.

AEP's River Operations results for the third quarter were comparable to the same period last year.

Ongoing earnings from Generation and Marketing, which includes AEP's non-regulated generating, marketing and risk management activities primarily in the Electric Reliability Council of Texas (ERCOT) area, increased $8 million when compared with the same period in 2010 because of increased volume related to weather.

All Other, which includes the Parent Company and other investments, decreased $13 million over the prior year, primarily as a result of favorable tax adjustments in the prior year.

ONGOING RESULTS FROM UTILITY OPERATIONS $ in millions except EPS
	Q3 11	Q3 10	Variance	9 mo. 11	9 mo. 10	Variance
East Regulated Integrated Utilities	727	737	(10)	2,132	2,160	(28)
Ohio Companies	727	777	(50)	2,099	2,153	(54)
West Regulated Integrated Utilities	460	435	25	1,111	1,050	61
Texas Wires	189	171	18	502	472	30
Off-System Sales	111	112	(1)	293	244	49
Transmission Revenue - 3rd Party	109	95	14	311	277	34
Other Operating Revenue	142	151	(9)	403	402	1
Utility Gross Margin	2,465	2,478	(13)	6,851	6,758	93
Operations & Maintenance	(874)	(852)	(22)	(2,565)	(2,467)	(98)
Depreciation & Amortization	(435)	(413)	(22)	(1,226)	(1,205)	(21)
Taxes Other Than Income Taxes	(210)	(210)	0	(618)	(603)	(15)
Interest Expense & Preferred Dividend	(224)	(239)	15	(684)	(712)	28
Other Income & Deductions	107	38	69	208	119	89
Income Taxes	(278)	(268)	(10)	(667)	(646)	(21)
Utility Operations Ongoing Earnings	551	534	17	1,299	1,244	55
Ongoing EPS	1.14	1.12	0.02	2.70	2.60	0.10
EPS based on 482mm shares in Q3 2011, 480mm in Q3 2010, 482mm in 9 mo. 2011 and 479mm in 9 mo. 2010

Retail Sales – Results for the third quarter were $17 million lower than in the same period in 2010, primarily because of a disallowance related to the Ohio POLR revenues, partially offset by favorable weather conditions in AEP's western service territories. Retail Sales includes the East Regulated Integrated Utilities, Ohio Companies, West Regulated Integrated Utilities and Texas Wires.

Off-System Sales – Gross margins from Off-System Sales for the third quarter were comparable with the prior year.

Transmission Revenues – 3rd Party– Transmission Revenues for third-quarter 2011 were $14 million higher than in the same period last year primarily because of higher PJM revenues.

Other Operating Revenue – Other Operating Revenue for third-quarter 2011 was comparable with the prior period.

Operations & Maintenance – O&M expenses for third-quarter 2011 were $22 million higher because of higher storm expenses and higher plant maintenance expenses.

Depreciation & Amortization – Depreciation & Amortization expenses for third-quarter 2011 were $22 million higher than in the same period last year because of increased amortization of regulatory assets associated with the POLR disallowance in Ohio and overall higher depreciable property balances.

Interest Expense & Preferred Dividends – The $15 million decrease in Interest Expense for third-quarter 2011 was primarily because of lower borrowings when compared to 2010.

Other Income & Deductions – Other Income & Deductions for third-quarter 2011 were $69 million favorable when compared with the same period in 2010 because of higher equity earnings on transmission joint ventures, 2011 interest income related to the favorable Texas capacity auction true-up and higher AFUDC earnings primarily associated with the Turk plant.

WEBCAST

American Electric Power's quarterly conference call with financial analysts will be broadcast live over the Internet at 9:00 a.m. EDT today at http://www.aep.com/go/webcasts . The webcast will include audio of the meeting and visuals of charts and graphics referred to by AEP management during the call. The charts and graphics will be available for download at http://www.aep.com/go/webcasts.

The call will be archived on http://www.aep.com/go/webcasts for those unable to listen during the live webcast. Archived audio also is available as podcasts.

American Electric Power is one of the largest electric utilities in the United States, delivering electricity to more than 5 million customers in 11 states. AEP ranks among the nation's largest generators of electricity, owning nearly 38,000 megawatts of generating capacity in the U.S. AEP also owns the nation's largest electricity transmission system, a nearly 39,000-mile network that includes more 765-kilovolt extra-high voltage transmission lines than all other U.S. transmission systems combined. AEP's transmission system directly or indirectly serves about 10 percent of the electricity demand in the Eastern Interconnection, the interconnected transmission system that covers 38 eastern and central U.S. states and eastern Canada, and approximately 11 percent of the electricity demand in ERCOT, the transmission system that covers much of Texas. AEP's utility units operate as AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP's headquarters are in Columbus, Ohio.

AEP's earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company's earnings as reported to the Securities and Exchange Commission. AEP's management believes that the company's ongoing earnings, or GAAP earnings adjusted for certain items as described in the news release and charts, provide a more meaningful representation of the company's performance. AEP uses ongoing earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company also uses ongoing earnings data internally to measure performance against budget and to report to AEP's board of directors.

This report made by American Electric Power contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP believes that its expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: Electric load and customer growth; weather conditions, including storms; available sources and costs of, and transportation for, fuels and the creditworthiness of fuel suppliers and transporters; availability of generating capacity and the performance of AEP's generating plants; the ability to recover regulatory assets and stranded costs in connection with deregulation; the ability to recover increases in fuel and other energy costs through regulated or competitive electric rates; the ability to build or acquire generating capacity when needed at acceptable prices and terms and to recover those costs through applicable rate cases; new legislation, litigation and government regulation, including requirements for reduced emissions of sulfur, nitrogen, mercury, carbon and other substances; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions (including rate or other recovery for new investments, transmission service and environmental compliance); resolution of litigation (including pending Clean Air Act enforcement actions and disputes arising from the bankruptcy of Enron Corp.); AEP's ability to constrain its operation and maintenance costs; AEP's ability to sell assets at acceptable prices and on other acceptable terms, including rights to share in earnings derived from the assets subsequent to their sale; the economic climate and growth in its service territory and changes in market demand and demographic patterns; inflationary trends; its ability to develop and execute a strategy based on a view regarding prices of electricity, natural gas and other energy-related commodities; changes in the creditworthiness and number of participants in the energy trading market; changes in the financial markets, particularly those affecting the availability of capital and AEP's ability to refinance existing debt at attractive rates; actions of rating agencies, including changes in the ratings of debt; volatility and changes in markets for electricity, natural gas and other energy-related commodities; changes in utility regulation, including membership and integration into regional transmission structures; accounting pronouncements periodically issued by accounting standard-setting bodies; the performance of AEP's pension and other postretirement benefit plans; prices for power that AEP generates and sells at wholesale; changes in technology, particularly with respect to new, developing or alternative sources of generation; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes and other catastrophic events.

American Electric Power
Financial Results for 3rd Quarter 2011 vs 3rd Quarter 2010

		2011		2010
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	727		737
2	Ohio Companies	727		777
3	West Regulated Integrated Utilities	460		435
4	Texas Wires	189		171
5	Off-System Sales	111		112
6	Transmission Revenue - 3rd Party	109		95
7	Other Operating Revenue	142		151
8	Utility Gross Margin	2,465		2,478

9	Operations & Maintenance	(874)		(852)
10	Depreciation & Amortization	(435)		(413)
11	Taxes Other than Income Taxes	(210)		(210)
12	Interest Exp & Preferred Dividend	(224)		(239)
13	Other Income & Deductions	107		38
14	Income Taxes	(278)		(268)
15	Utility Operations Ongoing Earnings	551	1.14	534	1.12

	NON-UTILITY OPERATIONS:
16	AEP River Operations	17	0.03	15	0.03
17	Generation & Marketing	8	0.02	-	-

18	Parent & Other Ongoing Earnings	(10)	(0.02)	3	-

19	ONGOING EARNINGS	566	1.17	552	1.15

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for the 3rd Quarter 2011
Reconciliation of Ongoing to Reported Earnings

	2011
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	551	17	8	(10)	566	$ 1.17

Other:
Carbon Capture & Storage - Ohio	(5)	-	-	-	(5)	$ (0.01)
Sporn Unit 5 Retirement	(31)	-	-	-	(31)	(0.06)
Muskingum River Unit 5 - Suspended Scrubber Project	(27)	-	-	-	(27)	(0.05)
Texas Capacity Auction True-up	425	-	-	-	425	0.88
Total Special Items	362	-	-	-	362	$ 0.76

Reported Earnings	913	17	8	(10)	928	$ 1.93

Financial Results for the 3rd Quarter 2010
Reconciliation of Ongoing to Reported Earnings

	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	534	15	-	3	552	$ 1.15

Other:
Restructuring Program	5	(1)	-	(1)	3	$ 0.01

Total Special Items	5	(1)	-	(1)	3	$ 0.01

Reported Earnings	539	14	-	2	555	$ 1.16

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Three Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2011	2010	Change

Retail Electric (in millions of kWh):
Residential	18,238	17,817	2.4%
Commercial	14,274	14,032	1.7%
Industrial	15,206	14,460	5.2%
Miscellaneous	854	832	2.6%
Total Retail (a)	48,572	47,141	3.0%

Wholesale Electric (in millions of kWh): (b)	13,164	10,689	23.2%

Total KWHs	61,736	57,830	6.8%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

American Electric Power
Financial Results for YTD September 2011 vs YTD September 2010

		2011		2010
		($ millions)	EPS	($ millions)	EPS

	UTILITY OPERATIONS:
	Gross Margin:
1	East Regulated Integrated Utilities	2,132		2,160
2	Ohio Companies	2,099		2,153
3	West Regulated Integrated Utilities	1,111		1,050
4	Texas Wires	502		472
5	Off-System Sales	293		244
6	Transmission Revenue - 3rd Party	311		277
7	Other Operating Revenue	403		402
8	Utility Gross Margin	6,851		6,758

9	Operations & Maintenance	(2,565)		(2,467)
10	Depreciation & Amortization	(1,226)		(1,205)
11	Taxes Other than Income Taxes	(618)		(603)
12	Interest Exp & Preferred Dividend	(684)		(712)
13	Other Income & Deductions	208		119
14	Income Taxes	(667)		(646)
15	Utility Operations Ongoing Earnings	1,299	2.70	1,244	2.60

	NON-UTILITY OPERATIONS:
16	AEP River Operations	23	0.05	19	0.04
17	Generation & Marketing	20	0.04	17	0.03

18	Parent & Other Ongoing Earnings	(32)	(0.07)	(8)	(0.02)

19	ONGOING EARNINGS	1,310	2.72	1,272	2.65

Note:	For analysis purposes, certain financial statement amounts have been reclassified for this effect on earnings presentation.

American Electric Power

Financial Results for Year-to-Date 2011
Reconciliation of Ongoing to Reported Earnings

	2011
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	1,299	23	20	(32)	1,310	$ 2.72

Other
Restructuring Program	9	-	-	-	9	$ 0.02
Carbon Capture & Storage - APCo	(26)	-	-	-	(26)	(0.06)
Carbon Capture & Storage - Ohio	(5)	-	-	-	(5)	(0.01)
Sporn Unit 5 Retirement	(31)	-	-	-	(31)	(0.06)
Muskingum River Unit 5 - Suspended Scrubber Project	(27)	-	-	-	(27)	(0.05)
Texas Capacity Auction True-up	425	-	-	-	425	0.88
Litigation Settlement - Enron Bankruptcy	-	-	-	(22)	(22)	(0.05)

Total Special Items	345	-	-	(22)	323	$ 0.67

Reported Earnings	1,644	23	20	(54)	1,633	$ 3.39

Financial Results for Year-to-Date 2010
Reconciliation of Ongoing to Reported Earnings

	2010
	Utility	AEP River Operations	Generation and Marketing	Parent & All Other	Total	EPS
	($ millions)

Ongoing Earnings	1,244	19	17	(8)	1,272	$ 2.65

Other
Restructuring Program	(178)	(2)	-	(2)	(182)	$ (0.38)
Carbon Capture - APCo Virginia	(34)	-	-	-	(34)	$ (0.07)
Medicare D Subsidy	(20)	(1)	-	-	(21)	$ (0.04)

Total Special Items	(232)	(3)	-	(2)	(237)	$ (0.49)

Reported Earnings	1,012	16	17	(10)	1,035	$ 2.16

American Electric Power
Summary of Selected Sales Data

(Data based on preliminary, unaudited results)

	Nine Months Ending September 30,
ENERGY & DELIVERY SUMMARY	2011	2010	Change

Retail Electric (in millions of kWh):
Residential	48,690	48,250	0.9%
Commercial	38,833	38,508	0.8%
Industrial	44,688	42,503	5.1%
Miscellaneous	2,354	2,328	1.1%
Total Retail (a)	134,565	131,589	2.3%

Wholesale Electric (in millions of kWh): (b)	32,532	25,846	25.9%

Total KWHs	167,097	157,435	6.1%

(a) Includes energy delivered to customers served by AEP's Texas Wires Companies

(b) Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and
Other Wholesale Customers.

CONTACT: Media, Pat D. Hemlepp, Director, Corporate Media Relations, +1-614-716-1620; Analysts, Bette Jo Rozsa, Managing Director, Investor Relations, +1-614-716-2840